Exhibit 10.40

March 25, 2013

CAMAC Petroleum Limited

c/o CAMAC Energy Inc.

Attn:  Chief Financial Officer

1330 Post Oak Blvd., Suite 2250

Houston, Texas 77056

Re: Extension of Maturity Date for the Promissory Note executed as of June 6, 2011 ("Note") between CAMAC Petroleum Limited (the "Borrower"), a company incorporated in the Federal Republic of Nigeria and a wholly owned subsidiary of CAMAC Energy Inc., a Delaware corporation (the "Parent"), and Allied Energy Plc, a Nigerian public limited company (the "Lender").

Dear Sirs:

Pursuant to Section 14 (b) of the Note, this letter serves as an amendment to the Note, whereby the Maturity Date, as defined in the Note shall be extended to July 15, 2014. Accordingly, the definition of "Maturity Date" shall be revised to read as follows:

"Maturity Date" means July 15, 2014.

All other terms and conditions of the Note shall remain as provided in the Note. Further terms not otherwise defined in this letter shall have the meanings as defined in the Note.

Please indicate your acceptance of the terms of this letter by signing below.

Sincerely,

ALLIED Energy Plc, as Lender

/s/ Kamoru Lawal

Kamoru Lawal, Director

ACKNOWLEDGED AND AGREED TO BY:

CAMAC Petroleum Limited, as Borrower

/s/ Jeffery S. Courtright

Jeffrey S. Courtright, Director

Plot 1649, Olosa Street I Victoria Island, Lagos, Nigeria I Tel: +234 1 4603357-9 I Fax: +234 1 2704271
Dr. Kase Lukman Lawal, Chairman
Kamoru A. Lawal, Mickey Lawal, Segum Omidele, Alhaji Ahmadu Abubakar, Kio Clement Bestmann, , Mohammed Nasir Umar, HRH Serena-Dokubo Spiff
Directors